UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2022

LuxUrban Hotels Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) -723-7368

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e 4(e))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUXH	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in Item 5.02 of this Current Report is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth below in Item 5.02 of this Current Report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2022, LuxUrban Hotels Inc. (“Company” or “we” or similar pronouns) entered into an agreement (“Transition Services Agreement”) with David Gurfein, our current President and Chief Operating Officer, pursuant to which Mr. Gurfein will transition from the position of Chief Operating Officer and an employee of the Company to a consultant to the Company. Mr. Gurfein has worked closely with Brian Ferdinand, our Chief Executive Officer and Chairman, since our inception and his efforts as a founder and executive officer of the Company were integral to our achievements to date and have helped build a foundation for our future. Mr. Gurfein has specific opportunities he seeks to pursue and as a result will no longer enable to provide his services to us on a full-time basis. As we desire to continue to have access to his abilities, we have entered into the Transition Services Agreement. On January 1, 2023 (“Transition Date”), Mr. Gurfein will transition from serving as a full-time executive and officer of our company and will continue to provide services to us as an independent consulting basis as the Senior Executive Advisor to the CEO (“SEAC”), providing our company with strategic insights and leadership expertise.

Until the Transition Date, Mr. Gurfein will remain an executive officer and employee of the Company, continue to perform duties as directed by our Chief Executive Officer, and be compensated in accordance with the current terms of his employment agreement. Mr. Gurfein will remain engaged as SEAC for a minimum of one year. In the event he terminates this relationship prior to certain dates, we shall have no obligation to make any payments that have not been made through such date of termination. In the event we terminate this relationship prior to certain dates, our payment obligations shall continue thereunder, subject to certain conditions. In connection with his services as SEAC and other consideration, we will pay Mr. Gurfein $100,000 on the effective date of the Transition Services Agreement, $200,000 on December 31, 2022, and $200,000, on March 31, 2023, less, in each case, any applicable standard deductions, and withholdings. Mr. Gurfein retains all shares of common stock of the Company he currently owns. All options to purchase common stock of the Company he currently owns are being terminated, and he will be granted non-incentive five-year options under the Company’s existing performance equity plan to purchase up to an aggregate of 250,000 shares of the Company’s common stock at an exercise price of $1.40 per share (the last sale price as reported by Nasdaq on the trading day prior to the date of execution of the Transition Services Agreement), which will vest and become exercisable in four equal annual installments, with the first installment vesting on the effective date of the Transition Services Agreement.

Our current Chief Financial Officer, Shanoop Kothari, will remain in that office while also becoming our President. Mr. Kothari has been our Chief Financial Officer since January 2022. From January 2019 until September 2021, Mr., Kothari was the Chief Financial Officer of NuZee Inc (Nasdaq: NUZE), an environmentally friendly coffee co-packing services company. From July 2020 until May 2021, Mr. Kothari also served, in dual capacity, as NuZee’s Chief Operating Officer. In addition, Mr. Kothari served as a director of NuZee from October 2019 to March 2021. Prior to joining NuZee, Mr. Kothari was a Managing Director at B. Riley FBR, Inc. (“FBR”) from June 2014 until September 2018, where he oversaw the provision of a wide range of financial services to FBR’s oil and gas clients. From September 2012 to June 2014, Mr. Kothari was the Chief Financial Officer of a private oil and gas refinery joint venture with HollyFrontier. Mr. Kothari was an investment banker at Credit Suisse working in the energy industry investment segment from June 2005 until September 2012. From May 1998 until April 2003, Mr. Kothari served in variety of capacities for BindView Development, a publicly traded software company, including as Chief Financial Officer (from January 2001 to May 2001). Mr. Kothari was senior auditor at Price Waterhouse, an international accounting and consulting firm, from June 1995 to May 1998. Mr. Kothari has more than 25 years of accounting, finance and capital markets experience. Mr. Kothari holds a BA in Accounting from Southern Methodist University and an MBA from Rice University. Mr. Kothari is also a licensed CPA and CIA and possesses Series 7/24/63 licenses.

Our current Executive Vice President and director, Jimmy Chatmon, will become our Chief Operating Officer. Mr. Chatmon has served as our Executive Vice President since November 2017 and as a director of our company since November 2021. In this role he has helped our company grow in the short-term rental marketplace, drawing upon his prior experience and analytical expertise in designing our daily pricing and distribution strategies, while overseeing our revenue management team. Before joining our company, from July 2016 to November 2017, Mr. Chatmon worked in sales and revenue management at Vacation Rentals LLC, a provider of loyalty-branded, hotel-alternative accommodations. Mr. Chatmon earned his B.S. in Business Administration from the University of Miami in 2015.

There are no family relationships between Messrs. Kothari or Chatmon and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Messrs. Kothari or Chatmon that would require disclosure under Item 404(a) of Regulation S-K that have not been previously disclosed in our filings with the Securities and Exchange Commission.

We issued a press release on December 2, 2022, the transitions and appointments of Messrs. Gurfein, Kothari and Chatmon to their new positions with the Company, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
10.1	Transition Services Agreement
99.1	Press Release
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2022	LUXURBAN HOTELS INC.

	By:	/s/ Brian Ferdinand
Name: Brian Ferdinand
Title: Chief Executive Officer and Chairman